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                                                                   EXHIBIT 10.33


                                SECOND AMENDMENT
            TO THE TESORO PETROLEUM CORPORATION AMENDED AND RESTATED
                       EXECUTIVE LONG-TERM INCENTIVE PLAN



         THIS AGREEMENT by Tesoro Petroleum Corporation (the "Sponsor"),

                                   WITNESSETH:

         WHEREAS, the Sponsor maintains the Plan known as the "Tesoro Petroleum Corporation Amended and Restated Executive Long-Term Incentive Plan" (the "Plan"); and

         WHEREAS, the Sponsor retained the right in Section 14.1 of the Plan to amend the Plan from time to time;
and

         WHEREAS, the Directors of the Sponsor have approved resolutions to amend the Plan;

         NOW, THEREFORE, the Sponsor agrees that, subject to and contingent upon the approval of this amendment by the Sponsor's stockholders, Section 1.3 of the Plan is hereby amended in its entirety to read as follows:

              1.3 DURATION OF THE PLAN. The Plan shall commence on the Effective Date, as described in Section 1.1 herein, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 14 herein, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Award be granted under the Plan on or after September 15, 2008 and in no event may an Incentive Stock Option be granted under the Plan on or after September 15, 2003.


         Approved by the Directors:  March 13, 2003